AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE
ISSUED ON MARCH 12, 2019

THIS AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON MARCH 12, 2019 (the "Amendment") is made effective as of December 23, 2019, by and between IQSTEL INC., a Nevada corporation (the "Company"), and Crown Bridge Partners, LLC, a New York limited liability company (the "Holder") (collectively the "Parties").

BACKGROUND

A. The Company and Holder are the parties to that certain convertible promissory note originally issued by the Company to the Holder on March 12, 2019, in the original principal amount of $120,000.00 (as amended from time to time, the "Note"); and

B. The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Company shall wire $10,000.00 to the Holder on or before December 27, 2019 (the "First Cash Payment"), pursuant to the wiring instructions provided by the Holder to the Company, which shall not reduce any of the amounts owed under the Note.

2. The Company shall wire $12,500.00 to the Holder on or before January 15, 2020 (the "Second Cash Payment"), pursuant to the wiring instructions provided by the Holder to the Company, which shall not reduce any of the amounts owed under the Note

3. Unless an Event of Default (as defined in the Note) occurs, the Holder shall be prohibited from effectuating a conversion under the Note prior to March 1, 2019.

4. If the Holder does not receive the First Cash Payment as described in this Amendment, then the Holder shall have the right in Holder's sole discretion to declare Section 3 of this Amendment null and void.

5. If the Holder does not receive the Second Cash Payment as described in this Amendment, then the Holder shall have the right in Holder's sole discretion to declare Section 3 of this Amendment null and void.

6. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

IQSTEL INC.

By: ________________________
Name: Leandro Iglesias
Title: Chief Executive Officer

Crown Bridge Partners, LLC

By: ________________________
Name:
Title: MEMBER